As filed with the Securities and Exchange Commission December 17, 2001 File
No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          COMMERCIAL EVALUATIONS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                               88-0477246
 ------------------------------                               -----------------
(State or Other Jurisdiction of                              (IRS Employer
 Incorporation or Organization)                              Identification No.)

                   2320 Paseo Del Prado, Building "B", Suite 1
                               Las Vegas, NV 89102
                                 (702) 866-6029
         --------------------------------------------------------------
        (Address and telephone number of registrant's principal offices)

                           Robert Barcelon, President
                          COMMERCIAL EVALUATIONS, INC.
                   2320 Paseo Del Prado, Building "B", Suite 1
                               Las Vegas, NV 89102
                                 (702) 866-6029
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Thomas C. Cook and Associates, Ltd.
                              Thomas C. Cook, Esq.
                              4955 S. Durango Drive
                                    Suite 214
                             Las Vegas, Nevada 89113
                                 (702) 952-8519

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                 CALCULATION OF REGISTRATION FEE

Title of Securities     Amount to         Proposed Maximum     Proposed Maximum         Amount of
 to be registered       be registered     Offering Price       Aggregate Offering      Registration
                                          per share                  Price                 Fee
  -------------         -------------     -------------          -------------         -------------
   Common Stock        400,000 shares      $0.15                   $60,000                 $15

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                     Subject to completion December 17, 2001

                                       2

                                   PROSPECTUS

                                     $60,000
                          COMMERCIAL EVALUATIONS, INC.
                                  COMMON STOCK

This is Commercial Evaluations, Inc.'s Initial Public Offering. We are Offering 400,000 shares of common stock. The public Offering price is $0.15 per share. No public market currently exists for our shares. We were formed in 1994 and the mortgage activities began February 29, 2000.

See "Risk Factors" beginning on Page 2 for certain information you should consider before you purchase the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares are offered on a "best efforts, all or nothing" basis directly through our officers and directors. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors. The proceeds of the Offering will be placed and held in a trust account at Thomas C. Cook and Associates, Ltd. until $60,000 in cash has been received as proceeds from sale of shares. If we do not receive all of the proceeds within 120 days from the date of this prospectus, unless extended by us for up to an additional 60 days, your investment will be promptly returned to you without interest and without any deductions. We may terminate this Offering prior to the expiration date.


                     Price to Public       Commissions      Proceeds to Company*
                     ---------------       -----------      -------------------

  Per Share              $0.15                $-0-                 $0.15

  Offering               $60,000              $-0-                 $60,000

*Approximately $4,000 of the proceeds will be used to pay for filing fees, legal, accounting, printing and advertising. Net proceeds to the Company are estimated to be $56,000.


         The date of this Prospectus is December 17, 2001.

                                Table of Contents



--------------------------------------------------------------------------------

Prospectus Summary                                                    4
Risk Factors                                                          5
Forward Looking Statements                                            9
Use of Proceeds                                                      10
Determination of Offering Price                                      11
Dilution                                                             11
Management's Discussion and Analysis of Financial Condition          12
Description of Business                                              14
     General                                                         14
     Organizer                                                       14
     Nature of Business                                              15
     Employees                                                       16
     Facilities                                                      17
     Legal Proceedings                                               17
Management                                                           18
Executive Compensation                                               19
Certain Transactions                                                 19
Security Ownership of Certain Beneficial Owners
 and Management                                                      20
Description of Securities                                            20
Shares Eligible for Future Sale                                      21
Plan of Distribution                                                 23
Legal Matters                                                        24
Experts                                                              24
Additional Information                                               24
Financial Statements                                                 25
Indemnification of Directors and Officers                            32
Other expenses of issuance and distribution.                         32
Recent sales of unregistered securities                              33
Exhibits.                                                            33
Undertakings                                                         33
Signatures                                                           34

                               PROSPECTUS SUMMARY

THE COMPANY

     The predecessor company to Commercial Evaluations, Inc., (the "Company") was organized as a Nevada corporation as ZXS, Inc. on June 7, 1994. The name was changed on February 29, 2000. The Company operates as a net branch of a mortgage bank operating under a Nevada exemption. Under the net branch agreement with Skofed Mortgage Funding Corporation, the Company pays rent or a fee on each loan closed. The Company is responsible for payment of all costs attributed to the operation and receives a net check at the close of each transaction. The primary function of the Company will be to arrange mortgage loans for consumers for the purchase of residential real estate; however, wholesale mortgage-banking services, construction lending brokering services and commercial loan brokering services will also be offered.

                                  RISK FACTORS

     Investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.

     Purchase of the Shares offered hereby involves certain risks. Prospective purchasers should consider, among other things, the following before making a decision to purchase any securities being offered.

     Our management and operations are largely dependent upon the efforts of the current officers and directors. The loss of any of them could jeopardize our continued operations.

     If we are successful in completing this Offering, it will be dependent on the services of its officers and directors. The most significant business risk we face is the loss of any one of their services, or an inability to attract or retain qualified personnel. We have no plans to obtain key person life insurance for its officers and directors upon completion of this Offering.

Competition

     We face substantial competition from numerous mortgage banking companies. Generally, however, we believe that our management team will be reasonably successful obtaining mortgage banking business on the basis of their past reputation and experience.

We have a very limited operating history.

     The Company was formed on June 7, 1994. It began its mortgage activities on February 29, 2000, and has modestly growing revenues from operations and the initial capitalization by its founders. Accordingly, there can be no assurance that the Company will generate revenues in the future or that the Company will operate at a profitable level.

Demographics

     Products/services are being offered primarily from the Las Vegas metropolitan area primarily to southern Nevada areas. Should there be an economic downturn, the middle class urban and suburban home buyers (mostly casino, restaurant and entertainment service employees) would not be buying.

Future government regulations could negatively impact our business.

     Management of the Company believes that its level of business is highly dependent on the health of the Nevada real estate market and the business climate in general, both of which can be effected by government actions regarding interest rates and taxation. Adverse governmental regulations could significantly reduce the desire of the public to buy new or existing homes and consequently impact the Company's business.

Reliance on Others

     There are risks inherent in the transactions to be undertaken by the Company, especially where the Company will be relying on others for legal and accounting advice. Should one or more of these outside experts experience difficulties, they may be difficult to replace. However, there will be quality controls in place both at the branch and corporate levels.

The funds raised by this offering may not be adequate for our operational needs. Therefore, we may need to raise additional funds.

     Even if all of the 400,000 Shares offered hereby are sold, the funds available to us may not be adequate for it to be competitive in the industry. There is no assurance that additional funds will be available from any source when we need it for expansion; and, if not available, we may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this Offering are expected to be sufficient for the Company to sustain operations and increase its marketing. Additional financing could possibly come in the form of debt/preferred stock or a private placement of Common Stock. If additional shares were issued to obtain financing, investors in this Offering would suffer a dilutive effect on their percentage of stock ownership in the Company.

     The primary risk to any investor is the initial cash outlay. To minimize this risk, the Company plans to continue to operate out of a leased facility, utilize existing personnel and use the equipment currently owned by the Company at its current corporate headquarters in Las Vegas. Branch office expansion to other Western states will only be launched when mortgage traffic increases to justify such a move. The Company expects a minimal outlay for purchasing or leasing a few additional office equipment, supplies, second-hand furniture and other miscellaneous items.

You may lose your entire investment.

     The Shares offered hereby are highly speculative and involve a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of the Company's stock in this Offering would be unsuitable for a person who cannot afford to lose his entire investment.

Your investment will suffer immediate dilution.

     Assuming the sale of all Shares offered hereby, the net tangible book value of the Company's Shares would then be approximately $0.0806 per Share compared to the $0.15 public Offering price. Accordingly, persons purchasing Common Stock in this Offering if all the Shares offered are sold would then suffer a $0.0694 per share dilution to the net tangible book value of their Shares.

This offering is being sold on an "all or nothing, best efforts" basis.

     We are offering the Shares on an "all or nothing, best efforts" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold. We shall deposit in a trust account the funds received from the purchase of Shares sold by the Company. In the event that the Offering of $60,000 is not received within one hundred eighty (180) days of the effective date of this Registration Statement, the proceeds so collected will be refunded to Investors without deducting expenses. During this escrow period, you will not have use of nor derive benefits from the money you have invested which is held in escrow.

Purchasers in this offering will have a limited voice in our affairs.

     Currently, officers and directors as a group directly own 500,000 shares of common stock or 100% of the 500,000 shares of common stock outstanding. Assuming all 400,000 shares of this offering are sold, the officers and directors will still directly own 55.56% of the issued and outstanding common stock - giving the individual investor a limited say in matters relating to our direction and management. Therefore, the decision-making ability of the acting management team will play a major role in determining our future health.

     The use of a portion of the proceeds from this offering will be at the discretion of management. Therefore, if we do not use our discretion wisely, our long-term success could suffer.

     Although a portion of the net proceeds of this offering is intended for specific uses, the balance will be available for whatever management deems appropriate for our future success. Generally, this will include:

  (a)  working capital;
  (b)  fees associated with our future capitalization strategy; and
  (c)  general corporate purposes.

     Therefore, the application of the net proceeds of this offering is substantially within the discretion of our management. You will be relying on our management and business judgment based only upon limited information about our specific intentions. Achieving our financial and strategic objectives cannot be guaranteed with the application of the net proceeds of this offering.

Investors may not earn interest on their money invested with us while it is in escrow.

     Investors will not receive any return on their money submitted with their subscription should the minimum offering requirement be reached. At the close of escrow, all subscriptions and any income received thereon will be paid directly to us. Should the offering not be reached, interest will be paid up to the date the funds are removed from escrow. It could take 120 days to receive back one's initial investment and interest because subscriptions are irrevocable during the offering period.

The value of your investment may decrease between the time you invest and the time a certificate is issued to you.

     Investors could lose money because the market value of our shares might decrease between the date that we close the offering and when we provide you with certificates thirty days later. An investor is unable to sell their shares of stock until they are physically in the possession of the stockbroker with whom he or she is placing the sell order. However, trading in our common stock may occur prior to the receipt of your certificate. Therefore, the price offered for our common stock may be lower at the time your certificates are issued than at the time your investment was first made resulting in a loss of part or all of your investment.

We will not pay dividends in the foreseeable future.

     We do not anticipate paying dividends on its Common Stock in the foreseeable future but do plan to retain earnings, if any, for the operation and expansion of our business. (See "Description of Common Stock")

A market may not develop for our company's stock because our company's common stock may not be included in a quotation system.

     Before this offering, there has been no public trading market for our common stock. We seek to have our shares of common stock trade in the over-the-counter market on the NASD's Over-the-Counter Bulletin Board, an inter-dealer automated quotation system for equity securities not included in the NASDAQ Small Cap Market or National Market. If we are unable to include our shares of common stock for quotation on the Bulletin Board we expect our shares to trade on the NQB "Pink Sheets" published by the Pink Sheets, LLC. Although the Bulletin Board has recently begun to receive greater recognition from the brokerage community, the trading volume of securities quoted on the Bulletin Board is normally substantially less than that of securities traded on the NASDAQ Small Cap Market and National Markets. Trading volume in Pink Sheet securities is substantially less than that of Bulletin Board securities.

     You may have more difficulty selling our securities or obtaining price quotations than if our stock was listed on the NASDAQ or a national securities exchange, particularly if our shares are traded on the Pink Sheets. Because our common stock is not listed on any national securities exchange, our common stock may not be easily traded, not only in the amount of shares that could be bought and sold, but also through delays in the timing of transactions, and lower prices for our shares of common stock than might otherwise be obtained. Other drawbacks would include a reduction in the number of securities analysts who follow our common stock and a lack of news media coverage for our company.

A market may not develop for our company's common stock because no underwriters or broker/dealers have agreed to make a market in our stock.

     Additionally, we are not using an underwriter to sell this issuance, and cannot guarantee that any broker/dealer will make a market in our common stock. "Making a market" means maintaining buy and sell quotations and being able to fulfill transactions at those quoted prices and in reasonable quantities, subject to various securities laws and other regulatory requirements. The development of a public trading market depends on the existence of willing buyers and sellers, which we do not control. We cannot guarantee that a regular trading market for our common stock will develop after this offering or that, if developed, it will be sustained. The ability to withstand a potential loss of all or a portion of one's investment in this offering should be considered before making an investment decision.

The trading activity in our common stock may be hindered by the applicability of penny stock regulations.

     Our common stock is subject to "penny stock" regulations and broker/dealer practices in connection with transactions in "penny stocks," which are regulated by certain penny stock regulations adopted by the SEC. A penny stock generally is any equity security with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in the security is provided by the exchange or system). In addition, a security will be exempt from the penny stock regulations if the issuer of the security has (i) net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000 if the issuer has been in continuous operation for less than three years; or (ii) average revenue of at least $6,000,000 for the last three years. None of these exemptions currently apply to our Company.

     The penny stock regulations require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the regulations, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock regulations generally require that prior to a transaction in a penny stock the broker/dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock regulations. Due to the fact that our common stock will be subject to these penny stock regulations, you may find it more difficult to sell your securities.

                           FORWARD-LOOKING STATEMENTS

         You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors.

         Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                                 USE OF PROCEEDS

         The proceeds from the sale of the 400,000 shares of Common Stock offered by the Company, assuming the "all or nothing, best efforts" Offering if completed at an initial public Offering price of $0.15 per share, will be $60,000. The Company will receive net proceeds from this Offering of approximately $56,000 after deducting the costs of this Offering which are estimated at $4,000, including legal, accounting, filing fees, printing, advertising and transfer agent expenses.

         The Company proposes to use the net proceeds from this Offering for the following purposes:

Total Proceeds
                                       Total Offering                 Percent
                                       --------------                 -------
Less: Offering Expenses                $ 60,000                        100.0%
                                         ======                        ======


Accounting                             $  1,500                          2.5%
Legal                                  $  1,000                          1.7%
Transfer Agent                         $    500                          0.8%
Copying & Advertising                  $    500                          0.8%
Other (Specify):
   Offering Filing Fees                $    500                          0.8%
                                       --------                         -----

Offering Expenses Total                $  4,000                          6.7%
Net Proceeds from Offering             $ 56,000                         93.3%

Use of Net Proceeds
                                       Total Net                      Total Net
                                       ---------                      Proceeds
                                                                      Percent
                                                                      --------
Advertising                            $ 30,000                         50.0%
Personnel                              $  9,000                         15.0%
Training costs                         $  7,000                         11.7%
Computer & Services                    $  5,000                          8.3%
Working Capital                        $  5,000                          8.3%
                                       --------                         -----
Net Proceeds Total                     $ 56,000                         93.3%

Offering Expenses                      $  4,000                          6.7%
                                       --------                          ----

TOTAL USE OF PROCEEDS                  $ 60,000                        100.0%
                                       ========                        ======



     Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplementing amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this Offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds or similar investments.

     The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including employee wages, professional fees, expenses and other administrative costs.

     Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations. Pending expenditures of the proceeds of this Offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.


                         DETERMINATION OF OFFERING PRICE

     The Offering price of the shares was arbitrarily determined by our management. The Offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the Offering price be regarded as an indicator of any future market price of our securities. In determining the Offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.


                          DILUTION AND COMPARATIVE DATA

     "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "dilution" is the difference between the public Offering price of a security such as the Common Stock, and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of September 30, 2001, the net tangible book value of the Company was $16,564, or $0.0331 per Share of Common Stock, prior to the Offering of 400,000 Shares of Common Stock at $0.15 per Share (total Offering, $60,000).

     The following table illustrates the pro forma per Share dilution that present Shareholders will incur and the benefits to new Shareholders assuming that all of the Shares offered are sold.


     Public Offering price per share....................................$0.15

     Net tangible book value per share before Offering                  $0.0331
     Net tangible book value per share after Offering                   $0.0806*
     Increase/Decrease in net tangible book value per share
          to new Shareholders after Offering                           ($0.0694)
     Increase/Decrease to current Shareholders in net tangible
          book value per share after the Offering                       $0.0475
     *After Offering expenses are deducted.

     The numbers used for Present Shareholders assumes that none of the present shareholders purchase additional shares in this Offering.

     Investors will have contributed $60,000 if the Offering is completed, compared to $50,000 contributed by Initial Shareholders. Further, Investors will only own 44.44% of the total Shares.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     The following discussion and analysis should be read in conjunction with the financial statements and accompanying notes contained elsewhere in this Prospectus.

     Our company began its commercial operations in loan processing in June
2000. Previously, time was spent in organizing people and operations. Loan processing was delayed by the incapacity of a Company founder. There were only seven months of operations in 2000 compared with nine months of operations in 2001 as of September 30, 2001. Therefore, year-to-year comparisons are not relevant. Below is a table illustrating the mortgage loan closings for our Company from June 1, 2000 through September 30, 2001. For the only four comparable months year-to-year (June through September), there were $1,316,871 mortgage loans closed in 2000 and $3,902,698 mortgage loans closed in the similar period in 2001.

Loan Closings

-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
2000     Jan      Feb      Mar      Apr     May      Jun      Jul      Aug      Sep      Oct      Nov      Dec
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                      92,150  128,520  117,325  130,100  124,969  178,000  135,709
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                     127,266  118,300  127,800  122,220   60,000  126,100  112,000
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                              119,310           102,300  127,500  111,084  142,500
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                                                131,580            83,420   30,000
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                                                                  218,500
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------

-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
  TOTAL                                              219,416  366,130  245,125  486,200  312,469  717,104  420,209
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------

-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
  2001
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
          118,146  164,730 125,100  121,500 153,900  128,189  162,000  110,140  340,000
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
         240,000  178,650  130,561  134,883  92,547  101,250  195,500  136,852  203,000
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
         705,000   34,743           143,000 255,200  144,000   32,000  111,500  110,761
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                             94,400  104,646   86,000  165,300  120,000
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                              109,650  130,945  119,735
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                              180,000  122,000
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                              200,000  172,500
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                               94,000  112,730
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                              400,000
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------

-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------
  TOTAL 1,063,146 378,123  255,661  399,383 596,047  478,085 1,459,150 1,061,967 893,496
-------- -------- -------- -------- ------- -------- -------- -------- -------- -------- -------- -------- --------

                                                        12
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

Liquidity

     Cash at the end of the period of $3,437 was $258 greater than cash at the beginning of the period of $3,179. Minimal office equipment was purchased for new loan officers added during the period. Liquidity is expected to be sufficient to provide for additional equipment. No major expenditures are anticipated.

     The Board of Directors elected to register this Prospectus to provide for additional working capital to hire more loan officers and to expand the Company's marketing program. Failure to close this Offering will not impact current operations as depicted in the chart above. However, the Company will not be able to expand as rapidly as desired with the increased mortgage loan closings that would be anticipated with the addition of more loan officers and increased advertising and promotion.

Cash Flow

     Mortgage loan closings are generally increasing as the chart above indicates. Current officers, directors and independent contractors made these closings. It is expected that the cash flow provided by these people will continue to be sufficient to support operations as currently defined. The successful closing of this Offering is expected to increase cash flow beyond the expenditures required to support additional loan officers. The failure of the offering will not affect current operations, which generated an excess of cash over expenses from July 1 to September 30, 2001.

Results of Operations

     The most recent quarterly results (July 1 to September 30, 2001) saw mortgage loan closings at $3,424,613, the largest in the brief history of the Company. This continues of trend of generally increasing quarterly mortgage loan closings since June 1, 2000. The net loss of $862 is negligible and on a cash basis is largely attributed to the non-cash item of $848 for Depreciation and Amortization.

Material Events

     Other than the filing of this Offering, there have been no material events after the audit of financial statements ending September 30, 2001.

Outlook

     Regardless of the success of this Offering, the Company expects to continue to generally increase its mortgage loan closing rate due to the increased exposure of its quality of service to others, increased marketing recognition with its existing limited funds, a robust housing economy in the Las Vegas area and its continued good relations with SkoFed. The successful completion of this Offering provides us with additional capital to expand upon the solid base established in the previous 16 months of active operations in the mortgage lending business in Nevada.

                                       13


                             DESCRIPTION OF BUSINESS

General

     The predecessor company to Commercial Evaluations, Inc., (the "Company") was organized as a Nevada corporation as ZXS, Inc. on June 7, 1994. The name was changed on February 29, 2000. The Company operates as a net branch of a mortgage bank operating under a Nevada exemption. Under the net branch agreement with Skofed Mortgage Funding Corporation, the Company pays a fee on each loan closed. The Company is responsible for payment of all costs attributed to the operation and receives a net check at the close of each transaction. The primary function of the Company will be to arrange mortgage loans for consumers for the purchase of residential real estate; however, wholesale mortgage-banking services, construction lending brokering services and commercial loan brokering services will also be offered.

The Organizer

     The Company's President, Robert Barcelon, replaced founder Robert Kelly as an Organizer on November 27, 2001 due to Mr. Kelly's continued inability to participate in Company activities because of serious ill health. Mr. Barcelon has more than 27 years of experience in home construction and mortgage lending in the Las Vegas area.

The Nature of the Business

Residential Lending Services: In the residential lending service area, the Company derives fees that are paid by the borrower. The Company out of the gross proceeds of the residential loan earns these fees. Fees assessed are comprised of an origination fee, processing fee, document preparation fee, inspection fee, and warehouse differential fees. Typically, the Company pays a commission to the independent contractor, or loan officer, responsible for originating the loan. Also, if a transaction involves a wholesale residential loan, the Company also remits a portion of the total fee to the originating mortgage company. The amount of any remittance varies according to the arrangement established with the originating mortgage company.

     Within this market, the Company's approach to residential lending involves:
(1) locating potential borrowers, primarily through a "retail" approach whereby a staff loan officer meets directly with the consumer, or borrower, to arrange financing for the purchase or refinance of residential real estate and (2) funding of these residential loans through use of funds made available to the Company by a warehouse bank, or extended line of credit. Additionally, the Company has a pool of private investors who can provide funds to those borrowers that do not qualify for conventional financing within our product line. This pool of investors has been established by the Company through the efforts of the sales force and thoroughly enhances the product mix.

     Government Regulation: Many of the financial products being offered will be governed by rules and regulations as set forth by the Department of Veteran Affairs (VA), the Department of Housing and Urban Development (HUD), the Federal Housing Authority (FHA), the Federal Home Loan Mortgage Corporation (FHLMC or "Freddie Mac"), the Federal National Mortgage Association (FNMA or "Fannie Mae"), and the Government National Mortgage Association (GNMA or "Ginnie Mae").

     As of the date of this filing, no substantive changes were being undertaken at the federal or state level with regard to these agencies and programs.

Facilities: Commercial Evaluations, Inc., owns no real property. The Company leases an office at 2320 Paseo Del Prado, Building "B", Suite 108, Las Vegas, Nevada 89129 and operates its business from that location.

Investment Policies: Real Estate: The Company does not plan to use any of its capital to purchase any real property for speculative investment purposes. Real Estate Mortgages: Although the purpose of the Company is to facilitate real estate finance in construction and permanent loans, the Company will not shelf/warehouse any of the loans. All real estate loans successfully closed will be transferred to one of the Company's warehouse banks.

Construction Lending Brokering Services: The Company acts as an intermediary between the builder who is seeking funds to complete his project and the financial institution who is willing to lend these funds. The Company has a significant pool of commercial banks, thrifts, savings and loans that are interested in lending money for construction of single-family homes, primarily in Las Vegas, Nevada. The benefits to placing a construction loan are not simply the fees generated by the construction loan, but by the built-in business that is secured through the residential mortgage banking services that are provided, subsequently, as the homes are sold to individual borrowers. When negotiating with a builder for construction financing, the Company obtains a forward commitment guaranteeing that the majority of residential loans are to be placed through our residential mortgage banking services area.

Commercial Lending Brokering Service: In the commercial loan brokering business area, the Company's loan officers call upon developers of commercial property to secure applications for loans secured by commercial real estate. After Company personnel process these applications, the Company serves as an intermediary in finding suitable lenders (or Investors) for the loans. Because of the typically large dollar amount of these loans, insurance companies, pension plans, and savings and loan associations fund most of the loans. Upon funding of a commercial loan, the Company receives a fee from the lender. The amount of the fee is determined by the dollar size of the transaction, prevailing competition, and market conditions.

     With respect to commercial loans, the Company functions as an agent on behalf of commercial real estate borrowers. Underwriting of commercial loans requires a considerable amount of experience and business knowledge, and the negotiations involving these loans can be very detailed and time consuming. However, the Company customarily receives large origination fees for these loans because of the large loan amounts involved.

Marketing: To date, the Company's mortgage loan applicants have been obtained by
(1) the actions of the Company's loan officers and originators, (2) personal contacts through Company Officers and Directors and (3) referrals from previous borrowers. The Company will also market its loan services by means of direct mail and newspaper advertising.

Competition: The Company is in direct competition with numerous local business entities that provide mortgage banking and brokering services.

     The Company faces intense competition from the mortgage banking operations of savings & loan and thrift institutions that possess substantially greater financial resources than the Company. The competition also has an established share of mortgage banking market, which the Company believes is increasing. Further, both savings & loan and thrifts have ready access to substantial savings pools available for lending large, multi-store branch systems. Both possess the ability to research and develop new loan products to market through their branch systems.

     However, the Company believes that an unusual mixture of competition and cooperation characterizes the financial services industry. Because of the many types of loan products available in today's marketplace, no individual lending institution specializes in one or, at most, a few loan products.

     The Company works directly with mortgage bankers, mortgage brokers, and other mortgage originators, making the Company's residential loan services available to their respective sales forces. By taking this overall approach, the Company believes that it has the ability to lend a broader geographical market area without incurring the expense of numerous branch office facilities, the clerical help in these locations or the direct sales personnel needed to reach a wide segment of the population.


Employees

     We currently have two full time employees, a Loan Officer and a secretary, and no part time employees. We have six additional Loan Officers who are independent contractors. Our officers and directors devote full time to our business. At present, we do not intend to hire additional full time employees until such time as our operations require.

Facilities

     Our principal address is 2320 Paseo Del Prado, Building "B", Suite 1, Las Vegas, NV 89129. The lease agreement calls for a three-year lease with five monthly payments starting with October 1, 2001 at $1,474.40 and then $6,000 to be prorated for the remainder of the lease with 8% interest. The rent for months 7-12 calls for a base rent of $2,228.66 plus the prorated amount. The lease calls for annual increases of $0.05 per square foot.

Legal proceedings

     Our Company is not a party in to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against Commercial Evaluations, Inc. have been threatened.

                                PLAN OF OPERATION

Company Goals and Milestones: Shortly after renaming the Company to Commercial Evaluations, Inc. on February 29, 2000, management negotiated an agreement with Skofed Mortgage Funding as a licensed mortgage company as a Net Branch Operator. Founded in the early 1990s, Skofed is a regional mortgage banker licensed in Nevada, California, Utah and Oregon. In July of 2000, an improved contract was arranged with Skofed. One of the first goals was to create a staff that was already well known in the area. After accomplishing this, the original staff was composed of a branch manager, senior loan officer, training officer and five loan officers. The next move is to find six new loan officer candidates and train them so they may properly enhance our production and possible lead to additional branches here in Las Vegas. Other support people will be added to handle the additional workload.

     Another goal is to arrange for other branches both here and other states, such as Texas, California, Utah and Arizona. There have been a few serious meetings regarding creating a web site that will specialize in immediate approvals with a small cost per loan. During the initial growth period, the Company will endeavor to increase financial strength so that eventually it can secure all the approvals necessary to qualify with state and federal agencies to qualify as a mortgage bank itself.

Description of Securities: The Company intends to apply the proceeds of this sale of Common Stock to conducting its business. The Company does not intend to pay any dividend on its Common Stock in the immediate or foreseeable future. The Company plans to apply the profits from its business, if any, to expansion and growth. (See "Use of Proceeds" on Page 10.)

Investments in Real Estate Mortgages: The Company will not invest in real estate mortgages. The Company derives its income by acting as a conduit for warehouse lenders. The Company solicits and underwrites mortgage loan applications. Upon approval, application fees will be paid to the Company by the borrower and the loan funds disbursed from a Company credit line provided by the warehouse lender. The Company will not hold the loan. The loan will then be transferred to the warehouse lender making the credit line again available to the Company.

Staffing and Training: The Company believes that the continuation of its success will be heavily dependent on the quality of its mortgage services to its customers. So the Company feels it must assure that its employees provide a consistently high level of service from the beginning. So therefore the Company plans to ensure that its staff are adequately trained.

                                   MANAGEMENT

PRESIDENT AND DIRECTOR - ROBERT BARCELON, 49: Responsible for market planning, advertising, public relations, sales promotion, merchandising and training. Has been a lifetime resident of Las Vegas. He has been a full-time loan officer and high producer on a consistent basis. Prior to establishing Commercial Evaluations, Inc., Mr. Barcelon was a loan officer with Family Home Mortgage in Las Vegas for five years. Previously, he was a loan officer with ABC Mortgage of Las Vegas from 1992 to 1995. He worked as a contractor directly for the Las Vegas Local 135 Asbestos Workers from 1974 to 1992.

VICE PRESIDENT OF FINANCE - ROBERT BARCELON, 49: Mr. Barcelon is also responsible for managing the working capital including receivables, cash and marketable securities. He performs financial forecasting including capital budget, cash budget, pro forma financial statements, external financing requirements and financial condition requirements. He directs financial affairs of the organization. He prepares all necessary reports and analysis needed to produce financial statements and budgets. It is expected that this post will be filled by a new hire after the close of this Offering.

SECRETARY - HEATHER CAIN, 30: Senior loan processor with ten years of experience with local mortgage companies and her own firm, Southern Nevada Processing Center. She is experienced in FHA, VA, conventional and sub-prime loans. . She has lived in Las Vegas for all of her life. She is the wife of Robert Barcelon, but has maintained her maiden name.

TREASURER AND DIRECTOR - LINDA VELEZ, 42: Has five years in the loan business with Western Mortgage of Las Vegas. Prior to that she was a special education teacher at the University of California, Riverside for 10 years. She has an undergraduate degree in liberal arts/finance, June 1985, and a master's degree in business management, June 1987, both from UCLA.

OUTSIDE DIRECTOR - ANNE DEANE, 56: Ms. Dean has been a business consultant to new businesses for the past 10 years. For the previous 27 years she was a mining analyst for Anaconda Mining and a project analyst for a similar Company, Peter Keiwitt. Ms. Dean received an undergraduate degree in business in 1967 and earned a Ph.D. in business in 1974 from the University of Nebraska, Lincoln.

KEY INDEPENDENT CONTRACTOR

GEORGE SOUSA: Responsible for all training and quality control on all lending. He has nearly 20 years of experience in all phases of the mortgage loan business. Additionally, he owned a business in California for more than 20 years.



                                  COMPENSATION

Remuneration of Directors and Officers

     All compensation received by Officers of the Company will be determined from time to time by the Board of Directors. At present there is no compensation for directors. Officers are paid on a commission basis. Robert Barcelon receives
100% of the total fees from Skofed for his sales. Other members of management receive from 50% (for in-house generated sales leads) up to 80% (for sales based on leads generated by the sales person and on mortgages totaling more than $500,000 in any one month) of the total fees from Skofed.

Management Compensation

2000

Name                             Outside Services     Commissions     Salary     Commissions Payable

Robert Kelly                          $28,191             --            --               --

Robert Barcelon                          --            $20,836          --               --

Heather Cain                             --            $11,313          --               --


2001 to September 30, 2001

Robert Barcelon                          --            $13,585          --            $41,338

Linda Velez                              --            $ 5,545          --               --


Executive Compensation

     Subsequent to the Offering, the Company will pay $35,000 per year to Loan
Processor Heather Cain. Robert Barcelon and Linda Velez will continue to be paid a commission according to the current schedule on loans that they submit and close.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Capital Contributions

     The principal Shareholders have contributed $50,000 in capital contributions received from Karlton Management, Inc. and was secured in a promissory note by their 500,000 Shares. The loans were paid as of September 24, 2001.

Loans Guaranteed By Principal Stockholder

     There are no current or anticipated corporate loans guaranteed by the principal Shareholders.

                                       19

Security Ownership of Management

     The following table sets forth, as of the date of this Registration Statement, the outstanding shares of Common Stock of the Company owned of record or beneficially by each person who owned of record, or was known by Commercial Evaluations, Inc., to own beneficially, more than 5% of the Company's Common Stock, and the name and shareholdings of each officer and director and all officers and directors as a group:

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Class             Owner                    Owned Before            Owned After

COMMON            DESERT PROFESSIONAL
                  SERVICES, INC.          450,000     90%       450,000   50.00%
COMMON            LINDA VELEZ              50,000     10%        50,000    5.56%
                                          500,000    100%       500,000   55.56%

Recent Transfers of Unregistered Securities

     Purchases of Common Stock in the Company have occurred as follows: On March 3, 2000, Karlton Management, Inc. Signed a promissory note for $50,000 with Robert Kelly secured by 300,000 Shares in Commercial Evaluations. In turn, Mr. Kelly secured promissory notes totaling $20,000 from Robert Barcelon, secured by 100,000 Shares; by Linda Velez, secured by 50,000 Shares; by Anne Dean, secured by 50,000 Shares. Mr. Kelly was the founder of Commercial Evaluations, but slowed his activity with the company in June, 2000 and finally resigned on November 27, 2000 due to ill health. Due to Mr. Kelly's continued inability to serve the Company, the promissory notes entered into default, which was recorded November 28, 2000. Current management renegotiated the promissory notes with Karlton. On November 29, 2000, Desert Professional Services, Inc., whose sole shareholders are Robert Barcelon and Anne Dean, whose ownership is 50% each, agreed to purchase 450,000 shares for $45,000 plus 6.15% interest, on a 1-year, interest only note. Ms. Velez agreed to pay Karlton $5,000 plus 6.15% interest, on a one-year, interest only note. Their respective Shares secured all amounts. All of the loans were paid as of September 24, 2001.

DESCRIPTION OF THE SECURITIES

Common Stock

     The authorized capital stock of the Company consists of 50,000,000 Shares of Common Stock, $0.001 par value per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution or winding up of the affairs of the Company; (iii) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (iv) are entitled to one non-cumulative vote per share, on all matters which Shareholders may vote on at all meetings of Shareholders.

Non-Cumulative Voting

     The holders of Shares of Common Stock of the Company do not have cumulative voting rights which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining Shares will not be able to elect any of the Company's directors. After the present Offering is completed, if all of the Shares offered are sold, the public Shareholders will own approximately 44.44% of the outstanding Shares of the Company. The present Shareholder may, however, purchase more than fifty percent (50%) of the Shares offered hereby, which would increase their percentage and decrease that of new Shareholders. The present Shareholders do not plan to purchase Shares in the Offering.

Dividends

     The payment by the Company of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid or declared any dividends to date due to its present financial status, but anticipates paying dividends upon its Common Stock in the future, provided it has sufficient earnings for that purpose. (See "Risk Factors - No Dividend)

Reports

     The Company intends to file annual reports to Shareholders with the Securities and Exchange Commission within 90 days of the end of the fiscal year, certified by its independent auditors, and will file unaudited quarterly reports, reviewed by its independent auditors, within 45 days of the end of each quarter.

Escrow Agent/Transfer Agent

         Transfer Agent:                  Silverado Stock Transfer, Inc.
                                          8170 Eastern Avenue
                                          Suite 4-602
                                          Las Vegas, NV 89123
                                          (702) 263-0920

         Trustee:                         Thomas C. Cook and Associates, Ltd.
                                          Client Trust Account
                                          4955 South Durango Drive
                                          Suite 214
                                          Las Vegas, NV 89113
                                          (702) 952-8519


Shares Eligible for Future Sale

     All of the 500,000 Shares of Common Stock that are held by the Initial Shareholders were issued in reliance on the "private placement" exemption under the Securities Act of 1933, as amended (the "Act"). Such Shares are not to be available for sale in the open market without registration except in reliance upon the volume limitation requirements of Rule 144(e) of the Securities Act of 1933, as amended (the "Act").

     Shares held by officers, directors, and the initial Shareholder, are classified as "restricted" stock. In general, under Rule 144(e), a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed "affiliates" of the Company as that term is defined under the Act, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Shares of Common Stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale (whichever is higher), provided that certain current public information is then available. The shares of Common Stock acquired by the initial Shareholders will not be eligible for public sale under Rule 144(e) subject to the foregoing restrictions until November 29, 2002. None have been filed for sale. The founders' 500,000 Shares are not being included in this registration.

     Rule 144 governs resale of "restricted securities" for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates that were not issued or sold in connection with a public Offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the Company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock that has been held for two years free of the Applicable Requirements.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     We have two shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. At some time in the future, a market maker may make application for listing our shares.

     Presently, we are privately owned. This is our Initial Public Offering. Most Initial Public Offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a Company they underwrite to help insure a public market for the stock. This Offering is to be sold by our officers and directors. We have no commitment from any brokers to sell shares in this Offering. As a result, we will not have the typical broker public market interest normally generated with an initial public Offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

     Currently the Shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

                              PLAN OF DISTRIBUTION

     We are Offering 400,000 shares on a "all or nothing, best efforts" basis directly to the public through our officers and directors. If we do not receive the minimum proceeds within 120 days from the date of this prospectus, unless extended by us for up to an additional 60 days, your investment will be promptly returned to you without interest and without any deductions. We may terminate this Offering prior to the expiration date.

     In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either by cashiers check or by check payable to the order of Thomas C. Cook Client Trust Account.

     Until all 400,000 shares are sold, all funds will be deposited in a non-interest bearing trust account at Thomas C. Cook and Associates, Ltd., 4955 South Durango Drive, Suite 214, Las Vegas, Nevada 89113. In the event that 400,000 shares are not sold during the 180 day selling period commencing on the date of this prospectus, all funds will be promptly returned to investors without deduction or interest.

     Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officers and directors who are employed to perform substantial duties unrelated to the Offering, who will not receive any commission or compensation for their efforts, and who are not associated with a broker or dealer.

     Our officers and directors will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer's securities and not be deemed to be a broker-dealer.

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                  LEGAL MATTERS

     The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for Commercial Evaluations, Inc. by Thomas C. Cook and Associates, Ltd., 4955 South Durango Drive, Suite 214, Las Vegas, Nevada 89113.

                                     EXPERTS

     The financial statements included in this Registration Statement, to the extents and for the periods indicated in its report, has been included herein in reliance upon the report of Mark Sherman, CPA, the Company's independent certified public accountant, given upon the authority of such firm as experts in accounting and auditing. Mark Sherman was not retained on a contingent basis and received no interest in the Company. Mark Sherman will not act as a promoter, underwriter, voting trustee, director, officer or employee of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                             ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Commercial Evaluations, Inc. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Building "B", Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet Website, http://www.sec.gov.

                          COMMERCIAL EVALUATIONS, INC.

                                    CONTENTS

                                                                           PAGE

Independent Auditor's Report                                                26

Financial Statements

Audited Balance Sheet as of September 30, 2001                              27

Audited Statement of Operations for the nine months
ended September 30, 2001                                                    28

Audited Statement of Stockholders' Equity for the nine months
ended September 30, 2001                                                    29

Audited Statement of Cash Flows for the three months
ended September 30, 2001                                                    30

Notes to Financial Statements                                               31

                                MARK SHERMAN, CPA
                            316 SOUTH JONES BOULEVARD
                               LAS VEGAS, NV 89107
                    PHONE (702) 645-6318 FAX: (702) 645-1604

--------------------------------------------------------------------------------


                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Commercial Evaluations, Inc.
Las Vegas, Nevada

     I have audited the accompanying balance sheet of Commercial Evaluations, Inc. as of September 30, 2001; and the related statement of operations, stockholders' equity and cash flows from inception through September 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financials referred to above present fairly, in all material respects, the financial position of Commercial Evaluations, Inc. at September 30, 2001; and the results of operations and their cash flows for the period ended September 30, 2001 in conformity with generally accepted accounting principles.



/s/  Mark S. Sherman
------------------------------
     Mark S. Sherman

October 29, 2001

                          COMMERCIAL EVALUATIONS, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001

                                     ASSETS

                                 CURRENT ASSETS
         Cash                                                          $  3,437
         Prepaid Expenses                                                 2,975
                                                                       --------
                    TOTAL CURRENT ASSETS                                  6,412

FIXED ASSETS
         Equipment., Furn. & Fixtures, net of accum. depr. of $2,125   $  9,839

OTHER ASSETS
         Deposits                                                      $  2,064
         Organization Costs, net of accumulated amortization of $233        500
                                                                       --------
                    TOTAL OTHER ASSETS                                 $  2,564

                                        TOTAL ASSETS                   $ 18,815
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                               CURRENT LIABILITIES
         Accounts Payable                                              $     18
         Note payable                                                     2,233
                                                                       --------
           TOTAL CURRENT LIABILITIES                                   $  2,251

STOCKHOLDERS' EQUITY
         Common Stock, $.001 par value
         Authorized 50,000,000 shares;
         Issued and outstanding at
         September 30, 2001  500,000 shares                            $    500

         Additional Paid In Capital                                    $ 90,832

         Retained Earnings (Deficit)                                   ($74,768)
                                                                       --------

         TOTAL STOCKHOLDERS' EQUITY                                    $ 16,564
                                                                       --------

                  TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY                                 $ 18,815
                                                                       ========


                 See accompanying notes to financial statements.

                           COMMERCIAL EVALUATIONS, INC.
                             STATEMENT OF OPERATIONS


                                                                    June 7, 1994
                                            July 1, 2001            (Inception)
                                                 to                 to September
                                          September 30, 2001          30, 2001

INCOME
Revenue                                       $  34,604               $ 139,526
                                              ---------               ---------
TOTAL INCOME                                     34,604                 139,526


EXPENSES

General and
         Administrative                      ($  34,618)             ($ 211,102)

Depreciation and Amortization                ($     848)             ($   3,192)
                                              ---------               ---------
         TOTAL EXPENSES                       $  35,466               $ 214,294

                                              ---------               ---------
NET PROFIT (LOSS)                            ($     862)             ($  74,768)
                                              =========               =========


NET PROFIT (LOSS)
PER SHARE                                    ($  0.0017)             ($  0.1495)
                                              =========               =========


AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING                               500,000                 500,000
                                              =========               =========


                 See accompanying notes to financial statements

                          COMMERCIAL EVALUATIONS, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                               September 30, 2001

                                  Common Stock
                                  ------------

                                                Number   Additional    Retained
                                                  Of       Paid In     Earnings
                                    Shares      Amount     Capital     (Deficit)
                                   --------    --------    --------    --------
March 9, 2000
Issued for cash                     500,000    $    500    $ 49,500        --

Net (Loss), 6-7-94
(inception) to 12-31-00                --          --          --      ($58,294)
                                   --------    --------    --------    --------
Balance Dec. 31, 2000               500,000    $    500    $ 49,500    ($58,294)

Net (Loss), 3-31-01                    --          --          --      ($   228)
                                   --------    --------    --------    --------
Balance March 31, 2001              500,000    $    500    $ 49,500    ($58,522)

Shareholder contributed capital
Net (Loss), 6-30-01                    --          --        34,697    ($15,384)
                                   --------    --------    --------    --------
Balance June 30, 2001               500,000    $    500    $ 84,197    ($73,906)

Shareholder contributed capital        --          --          --         6,635

Net loss, September 30, 2001           --          --          --      ($   862)
                                   --------    --------    --------    --------

Balance September 30, 2001          500,000    $    500    $ 90,832    ($74,768)
                                   ========    ========    ========    ========


                  See accompanying notes to financial statements.

                            COMMERCIAL EVALUATIONS, INC.
                             STATEMENT OF CASH FLOWS


                                                                  June 7, 1994
                                            July 1, 2001          (Inception)
                                                to                to September
CASH FLOWS FROM                          September 30, 2001         30, 2001
OPERATING ACTIVITIES

Net Income (Loss)                            ($   862)             ($ 74,768)

Gain (Loss) on Sale of Equipment                  --               ($  2,669)
Depreciation                                       811                 2,959
Amortization                                        37                   233
Accounts Receivable (dec)inc                  $    840              $      0
Prepaid expenses increase                    ($  1,475)            ($  2,975)
Other Assets increase                        ($  2,064)            ($  2,797)
Accounts Payable (dec)inc                    ($    306)             $     81
Other Current liabilies inc (dec)             $      0              $      0

CASH FLOWS FROM
OPERATING  ACTIVITIES                        ($  3,019)            ($ 79,936)

CASH FLOWS FROM
INVESTING ACTIVITIES

Purchase of Equipment                        ($  5,591)            ($ 10,192)
Issuance of Note Payable for Equipment        $  3,100              $  3,100
Principal payments on Note Payable           ($    867)            ($    867)
Issue Common Stock
                                                                    $    500
Additional Paid-In-Capital                    $  6,635              $ 90,832
                                              --------              --------

CASH FLOWS FROM
INVESTING ACTIVITIES                          $  3,277              $ 83,373

Net increase
(decrease) in Cash                            $    258              $  3,437

Cash
Beginning of Period                           $  3,179              $      0

Cash
                                              --------              --------
September 30, 2001                            $  3,437              $  3,437
                                              ========              ========


                 See accompanying notes to financial statements.

                          COMMERCIAL EVALUATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001

NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES

     The Company was incorporated June 7, 1994 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The corporation was originally organized under the name of ZXS Corporation and on February 29, 2000 changed its name to Commercial Evaluations, Inc.

     The Company's accounting policies and procedures are as follows:

     1.   The Company uses the accrual method of accounting.
     2. Earnings per share are computed using the weighted average number of shares of common stock outstanding.
     3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.
     4. The Company depreciates its equipment based on the straight line method over the applicable useful lives of the assets.
     5. The Company amortizes organization costs over the statutory period of 60 months.


NOTE 2 - COMMON STOCK

     On March 9, 2000 500,000 shares of $.001 par value stock was issued in exchange for $50,000.

NOTE 3- BUSINESS AGREEMENT

     The Company has an agreement with a Mortgage funding entity whereby the Company provides mortgage loans to this funding company and the funding company in turn processes and funds the mortgage loans. Substantially all of the revenues generated by the Company are derived from this Mortgage funding entity.

NOTE 4-LEASE AGREEMENT

     The Company entered into a three-year lease of its facilities beginning September 1, 2001. The agreement calls for five monthly payments starting with October 1, 2001 at $1,474.40 and then $6,000 to be prorated for the remainder of the lease with (8%) interest. The rent for months 7-12 calls for base rent of $2,228.66 plus the prorated amount. The lease calls for annual increases of five cents per square foot.

The future minimum lease commitments are as follows:

     2001-2002                 25,687
     2003                      30,724
     2004                      26,391

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's charter and bylaws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with COMMERCIAL EVALUATIONS, INC.. However, nothing in our charter or bylaws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the Offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Offering Filing Fees                                             $  500
Printing Fees and Expenses                                          500
Legal Fees and Expenses                                           1,000
Accounting Fees and Expenses                                      1,500
Trustee's and Registrar's Fees                                      500
                                                                 ------
TOTAL                                                            $4,000

RECENT SALES OF UNREGISTERED SECURITIES

     Purchases of Common Stock in the Company have occurred as follows: On March 3, 2000, Karlton Management, Inc. Signed a promissory note for $50,000 with Robert Kelly secured by 300,000 Shares in Commercial Evaluations. In turn, Mr. Kelly secured promissory notes totaling $20,000 from Robert Barcelon, secured by 100,000 Shares; by Linda Velez, secured by 50,000 Shares; by Anne Dean, secured by 50,000 Shares. Mr. Kelly was the founder of Commercial Evaluations, but slowed his activity with the company in June, 2000 and finally resigned on November 27, 2000 due to ill health. Due to Mr. Kelly's continued inability to serve the Company, the promissory notes entered into default, which was recorded November 28, 2000. Current management renegotiated the promissory notes with Karlton. On November 29, 2000, Desert Professional Services, Inc., whose sole shareholders are Robert Barcelon and Anne Dean, whose ownership is 50% each, agreed to purchase 450,000 shares for $45,000 plus 6.15% interest, on a 1-year, interest only note. Ms. Velez agreed to pay Karlton $5,000 plus 6.15% interest, on a one-year, interest only note. Their respective Shares secured all amounts. All of the loans were paid as of September 24, 2001.

EXHIBITS.

Exhibits        Title of Document

3.1             Articles of Incorporation
3.2             By-laws
5               Legal Opinion
10              Material Contracts
23.1*           Consent of Thomas C. Cook
                and Associates
23.2            Consent of Mark Sherman, CPA
99.1            Subscription Agreement
99.2            Escrow Agreement

*   Contained in exhibit 5


UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of Commercial Evaluations, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Commercial Evaluations, Inc. certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Las Vegas, State of Nevada, on October 16, 2001.

Dated:  December 5, 2001                    COMMERCIAL EVALUATIONS, INC.


                                            By:  /s/ Robert Barcelon
                                               --------------------------------
                                                     Robert Barcelon
                                                     Chairman of the Board,
                                                     President

Dated:  December 5, 2001                    By:  /s/  Heather Cain
                                               --------------------------------
                                                      Heather Cain
                                                      Secretary

Dated:  December 5, 2001                    By:  /s/  Linda Valez
                                               --------------------------------
                                                      Linda Valez
                                                      Treasurer

Dated:  December 5, 2001                    By:  /s/  Anne Dean
                                               --------------------------------
                                                      Anne Dean
                                                      Director